Prospectus Supplement filed under Rule 424(b)(3)
                                                  S-3 Registration No. 333-52237


PROSPECTUS SUPPLEMENT
(to Prospectus dated June 3, 1998)

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. INFORMATION CONTAINED HEREIN IS SUBJECT TO AMENDMENT.


                             HEALTHSOUTH Corporation

                                  $567,750,000

                         3.25% Convertible Subordinated

                               Debentures due 2003

                                       and

                       15,501,707 SHARES OF COMMON STOCK,
                            PAR VALUE $.01 PER SHARE

         The Prospectus, dated June 3, 1998 (the "Prospectus"), relating to the offering for resale of $567,750,000 aggregate principal amount of 3.25%
Convertible Subordinated Debentures due 2003 and 15,501,707 shares of Common Stock, par value $.01 per share, of HEALTHSOUTH Corporation (the "Company"), is hereby supplemented as set forth below.

1.       The information set forth opposite the name SALOMON BROTHERS ASSET MANAGEMENT, INC. in the table of Selling Securityholders on page 15 of the Prospectus is amended as follows:
         Principal Amount of Debentures Beneficially Owned That May be Sold                               1,400,000
         ------------------------------------------------------------------
         Percentage of Debentures Outstanding                                                                     *
         ------------------------------------
         Number of Conversion Shares                                                                         38,225
         ---------------------------
         Percentage of Common Stock Outstanding                                                                   *
         --------------------------------------


The date of this Prospectus Supplement is September 21, 2000.